EXHIBIT 1.23

                            SELLING GROUP AGREEMENT
            500,000 Shares of Convertible Redeemable Preferred Stock
                                $10.00 per share
                                       and
             1,500,000 Redeemable Preferred Stock Purchase Warrants



                                                                     May__, 1997

Global Equities Group, Inc.
As the Lead Managing Underwriter
  and the Representative of the Underwriters, 5 Hanover Square
New York, New York 10004

Dear Sirs:

     We acknowledge receipt of the Prospectus dated Mayo , 1997
(hereinafter called the "Prospectus") relating to the offering of 500,000 shares of $1.00 par value Series A Redeemable Convertible Preferred Stock (the "Preferred Stock") at $10.00 per share and 1,500,000 Redeemable Preferred Stock Purchase Warrants (the "Warrants") of CluckCorp International, Inc. (hereinafter called the "Company").

     We understand that the Underwriters are offering, through you, certain of the Preferred Stock for sale to certain securities dealers at the public offering price of $10.00 per share of Preferred Stock and $.10 per Warrant less a concession of $1.00 per share of Preferred Stock and that any Underwriter may allow, and dealers may reallow, a concession not in excess of $ . o per share of Preferred Stock and $. per warrant to other Underwriters or to other dealers who enter into an agreement in this form.

     We hereby agree with you as follows with respect to any purchase of the Preferred Stock and the Warrants from you or from any other Underwriter or from any other dealer at a concession from the public offering price.The Preferred Stock and Warrants are hereinafater collectively referred to as the "Securities."

     In purchasing the Securities, we will rely only on the Prospectus and no other statements whatsoever, written or oral.

     1. Offering and Trading Provisions. The Securities purchased by us at a concession from the public offering price shall be promptly offered to the public upon the terms set forth in the Prospectus or for sale at a concession not in excess of $.o per share of Preferred Stock and $.___per Warrant to any other member of the National Association of Securities Stock Dealers, Inc. (hereinafter called the "NASD") who enters into an agreement with you in this



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Global Equities
May 13, 1997
Page -2-

form or to foreign banks or dealers not eligible for  membership in the NASD who
(i) agree that they will make no sales of the Preferred Stock within the United States, its territories its possessions, or to persons who are citizens thereof or resident therein, (ii) agree that in making sales of such Securities outside the United States, its territories or possessions they will comply with the requirements of the NASD's Rules of Fair Practice as though they were such a member and Section 25 of such Article as it applies to a non-member broker or dealer in a foreign country and (iii) enter into an agreement with you in this form.

     Except as permitted by you, we will not at any time prior to the completion by us of distribution of Securities acquired by us pursuant to this Agreement, bid for, purchase or sell, directly or indirectly, any Securities other than (i) as provided for in this Agreement, the Agreement Among Underwriters or the Underwriting Agreement relating to the Securities or (ii) purchases or sales by us of any Securities as broker on unsolicited orders for the account of others.

     We represent that we have not participated in any transaction prohibited by the preceding paragraph and that we have at all times complied with the provisions of Regulation M of the Securities and Exchange Commission applicable to this offering.

     We agree to advise you from time to time upon request, prior to the termination of this Agreement, of the number of Securities remaining unsold which were purchased by us from you or from any other Underwriter or dealer at a concession from the public offering price and, on your request, we will resell to you any such Securities remaining unsold at the purchase price thereof if, in your opinion, such Securities are needed to make delivery against sales made to others.

     We agree that without your consent we will not sell to any account over which we exercise discretionary authority any of the Securities which we purchase and which are subject to the terms of this Agreement.

     If prior to the termination of this Agreement you purchase or contract to purchase any Securities which were purchased by us from you or from any other Underwriter or dealer at a concession from the public offering price (including any Securities represented by certificates which may have been issued on transfer or in exchange for certificates originally representing such Securities), in your discretion you may (i) sell for our account the Securities so purchased and debit or credit our account for the loss or profit resulting from such sale, (ii) charge our account with an amount equal to the concession




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Global Equities
May 13, 1997
Page -3-

to dealers with respect thereto and credit such amount against the cost thereof or (iii) require us to purchase such Securities at a price equal to the total cost of such purchase including commissions and transfer taxes on redelivery.

     2. Delivery and Payment. If we purchase any Securities from you hereunder, we agree that such purchases will be evidenced by your written confirmation and will be subject to the terms and conditions set forth in the confirmation and in the Prospectus.

     Securities purchased by us from you hereunder shall be paid for in full at the public offering price stated above, or, if you shall so advise us, at such price less the applicable concession, at the office of Global Equities Group, Inc., 5 Hanover Square, New York, New York 10004, at such time and on such day as you may advise us, by certified or official bank check payable in New York Clearing House funds to the order of Global Equities Group, Inc. against delivery of the Securities. If we are called upon to pay the public offering price of the Securities purchased by us, the applicable concession will be paid to us, less any amounts charged to our account pursuant to Article 1 above, after termination of this Agreement.

     3. Termination. You will advise us of the date and time of termination of this Agreement or of any designated provisions hereof. This Agreement shall in any event terminate 30 business days after the date of the initial public offering of the Securities unless sooner terminated by you.

     4. Representation and Liability of Dealers and Underwriters. We represent that we are a member in good standing with the NASD or that we are a foreign bank or dealer not eligible for membership in the NASD which agrees to make no sales of Securities within the United States, its territories or its possessions, or to persons who are citizens thereof or resident therein. In making sales of Securities, if we are such a member of the NASD, we agree to comply with all applicable rules of the NASD, including, without limitation, the NASD's Interpretation with Respect to Free-Riding and Withholding and Section 24 of Article III of the NASD's Rules of Fair Practice, or, if we are such a foreign bank or dealer, we agree to comply with such Interpretation, Sections 8, 24, and 36 of such Article as though we are such a member and Section 25 of such Article as it applies to a non-member broker or dealer in a foreign country.




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     Global  Equities May 13, 1997 Page -4- We will not give any  information or make any representations other than those contained in the Prospectus, or act as agent for the Company or any Underwriter.

     We agree that you, as Representative of the Underwriters, have full authority to take such action as may seem advisable to you in respect to all matters pertaining to the offering of the Securities. Neither you, as Representative of the several Underwriters, nor any of the other Underwriters shall be under any liability to us for any act or omission, except for obligations expressly assumed in this Agreement.

     All communications to you relating to the subject matter of this Agreement shall be addressed to Global Equities Group, Inc., 5 Hanover Square, New York, New York 10004, and any notices to us shall be deemed to have been duly given if mailed or telegraphed to us at the address shown below.

     5. Blue Sky Matters. Neither you, as Representative of the several Underwriters, nor any of the other Underwriters will have any responsibility with respect to the right of any dealer to sell the Securities in any jurisdiction, notwithstanding any information you may furnish in that connection.

     6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.


                                                   Very truly yours,


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                                                   (Address)

                                                   By_________________________


                                                   Authorized Signatory

                                                            Date______________





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